UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 13, 2018

Sucampo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33609	30-0520478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

805 King Farm Blvd, Suite 550, Rockville, Maryland 20850

(Address of principal executive offices)

(301) 961-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) by Sucampo Pharmaceuticals, Inc., a Delaware corporation (“Sucampo”), on December 26, 2017, Sucampo entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mallinckrodt plc, an Irish public limited company (“Parent”), and Sun Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, on January 16, 2018, Purchaser commenced a tender offer to acquire all of the outstanding shares of Class A common stock, par value $0.01 per share, of Sucampo (the “Sucampo Shares”), at a purchase price of $18.00 per Sucampo Share, net to the seller in cash, without interest thereon (the “Offer Price”) and less any applicable withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 16, 2018 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”), filed as Exhibits (a)(1)(A) and (a)(1)(B), respectively, to the Tender Offer Statement on Schedule TO filed by Parent and Purchaser with the SEC on January 16, 2018 (as amended or supplemented from time to time).

Item 1.02.	Termination of a Material Definitive Agreement.

On February 13, 2018, in connection with the Merger (as defined below), Sucampo, as borrower, terminated the Credit Agreement, dated as of October 31, 2017 (the “Credit Agreement”), among Sucampo, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders. As of immediately prior to the termination of the Credit Agreement, there were no amounts outstanding under the Credit Agreement other than any accrued commitment fees and other expenses.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Completion of the Offer and the Merger

The disclosure under the Introductory Note and Item 3.01 are incorporated herein by reference. The Offer and all withdrawal rights thereunder expired at 8:00 a.m., Eastern time, on February 13, 2018. American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), has advised Parent and Purchaser that, as of the expiration of the Offer, an aggregate of 39,158,848 Sucampo Shares were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 83% of the Sucampo Shares then outstanding. Purchaser accepted for payment all Sucampo Shares that were validly tendered and not validly withdrawn pursuant to the Offer, and payment of the Offer Price for such Sucampo Shares will be promptly made by the Depositary.

Following the completion of the Offer, on February 13, 2018, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, Purchaser merged with and into Sucampo (the “Merger”) with Sucampo continuing as the surviving corporation (the “Surviving Corporation”). Upon completion of the Merger, Sucampo became a wholly owned indirect subsidiary of Parent.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding Sucampo Share (other than Sucampo Shares held (i) by Sucampo (including any held in Sucampo’s treasury) or by Parent or Purchaser, which Sucampo Shares were canceled and have ceased to exist, (ii) by any wholly owned subsidiary of Sucampo or any wholly owned subsidiary of Parent (other than Purchaser), which Sucampo Shares were converted into such number of shares of common stock of the Surviving Corporation so as to maintain relative ownership percentages or (iii) by any Sucampo stockholders who validly exercise appraisal rights under Delaware law with respect to such Sucampo Shares) was automatically canceled and converted into the right to receive an amount in cash equal to the Offer Price, without interest thereon and less any applicable withholding taxes.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each Sucampo stock option that was outstanding as of immediately prior to the Effective Time became fully vested and exercisable and was cancelled and converted into the right to receive cash in an amount, less any applicable withholding taxes, equal to the product of (i) the total number of Sucampo Shares subject to such Sucampo stock option immediately prior to the Effective Time and (ii) the excess, if any, of the Offer Price, without interest (“Merger Consideration”), over the exercise price payable per Sucampo Share underlying such Sucampo stock option. If the exercise price of any Sucampo stock option was equal to or greater than the Merger Consideration, such stock option was canceled for no consideration at the Effective Time. In addition, at the Effective Time, each Sucampo restricted stock unit (“RSU”) that was outstanding as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into the right to receive cash in an amount, less any applicable withholding taxes, equal to the product of (A) the total number of Sucampo Shares underlying such RSU immediately prior to the Effective Time (in the case of performance stock awards, determined based on “target” levels) and (B) the Merger Consideration.

The aggregate consideration paid by Purchaser in the Offer and the Merger, together with the amount of cash required for the expected settlement of the Sucampo Notes as described below, equals approximately $1.2 billion, net of cash acquired and without giving effect to Parent’s related transaction fees and expenses. Parent and Purchaser funded the payment of the aggregate consideration (and expect to fund the settlement of the Sucampo Notes) from Parent’s cash on hand (including, without limitation, proceeds of a recent draw on an existing revolving credit facility) and the proceeds of a new $600 million senior secured term loan facility (as further described in Parent’s Current Report on Form 8-K filed with the SEC on the date hereof).

The foregoing description of the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Parent, Purchaser or Sucampo, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Offer or the Merger. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by a confidential disclosure schedule delivered by Sucampo to Parent in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Expected Settlement of the Sucampo Notes

In addition, as previously disclosed, as of December 31, 2017 $300,000,000 in aggregate principal amount of Sucampo’s 3.25% Convertible Senior Notes due 2021 (the “Sucampo Notes”) issued under that certain Indenture, dated as of December 27, 2016 (the “Sucampo Indenture”), between Sucampo and U.S. Bank National Association, were outstanding. Concurrently with the consummation of the Offer and the Merger, Sucampo entered into a supplemental indenture (the “Supplemental Indenture”) providing that at and after the Effective Time, the right to convert each $1,000 principal amount of Sucampo Notes shall be changed into a right to convert such principal amount of Sucampo Notes into the transaction consideration that a holder of a number of Sucampo Shares equal to the conversion rate would have received upon completion of the Merger.

As the consummation of the Offer and the Merger constitutes a make-whole fundamental change pursuant to the terms of the Sucampo Indenture, any holder of Sucampo Notes that converts its Sucampo Notes during a period of time following consummation of the Merger, will convert their Sucampo Notes at an increased conversion rate in accordance with the terms of the Sucampo Indenture. As the consummation of the Merger constitutes a fundamental change under the terms of the Sucampo Indenture, Sucampo also will be required to offer to repurchase the Sucampo Notes at a price equal to 100% of the principal amount of the Sucampo Notes to be repurchased plus any accrued and unpaid interest to, but excluding, the repurchase date.

The foregoing description of the Sucampo Indenture, the Supplemental Indenture and the Sucampo Notes is not complete and is qualified in its entirety by reference to the Sucampo Indenture and the Supplemental Indenture, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 13, 2018, in connection with the consummation of the Merger, Sucampo (i) notified the NASDAQ Global Stock Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ (a) halt trading in the Sucampo Shares for February 13, 2018 and suspend trading of the Sucampo Shares effective February 13, 2018 and (b) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Sucampo Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Sucampo intends to file a certification on Form 15 with the SEC requesting the deregistration of the Sucampo Shares and the suspension of Sucampo’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the certificate of incorporation and bylaws of Sucampo were amended and restated in their entirety, effective as of the Effective Time. Copies of Sucampo’s amended and restated certificate of incorporation and amended and restated bylaws are included as Exhibits 3.1 and 3.2 hereto, respectively, each of which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. See Exhibit Index.

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of December 23, 2017, by and among Sucampo Pharmaceuticals, Inc., Mallinckrodt plc and Sun Acquisition Co. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by Sucampo Pharmaceuticals, Inc. on December 26, 2017).

3.1	Amended and Restated Certificate of Incorporation of Sucampo Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of Sucampo Pharmaceuticals, Inc.

4.1	Indenture, dated as of December 27, 2016, between Sucampo Pharmaceuticals, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC by Sucampo Pharmaceuticals, Inc. on December 27, 2016).

4.2	Supplemental Indenture, dated as of February 13, 2018, between Sucampo Pharmaceuticals, Inc. and U.S. Bank National Association, as Trustee.

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Sucampo Pharmaceuticals, Inc. agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned officer hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.

By:	/s/ Kathleen A. Schaefer
	Name:	Kathleen A. Schaefer
	Title:	President

Date: February 13, 2018